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Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in the Registration Statements on Form S-8 of Carbon Energy Corporation of our report dated March 1, 2000, accompanying the consolidated financial statements of Bonneville Fuels Corporation also incorporated by reference in such Registration Statements.

HEIN + ASSOCIATES LLP

Denver, Colorado
March 28, 2002

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  Exhibit 23.2
INDEPENDENT AUDITOR'S CONSENT